                                                                     EXHIBIT 4.5
                                                                     -----------

     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of February 25, 1999, is between RYERSON TULL, INC., a Delaware corporation formerly known as "Inland Steel Industries, Inc." (the "Successor Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT

     WHEREAS, Ryerson Tull, Inc. (the "Company") and the Trustee have entered into an Indenture, dated as of July 1, 1996 (the "Indenture"), providing for the issuance, from time to time, of Securities;

     WHEREAS, the Company, simultaneously with the execution and delivery of this Supplemental Indenture, has merged into the Successor Company, its parent, as the surviving corporation in the merger pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware (the "Merger") on the date hereof, and the name of the surviving corporation has been changed in the Merger to "Ryerson Tull, Inc.";

     WHEREAS, pursuant to the Merger, the Successor Company has assumed all of the obligations of the Company, including the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every obligation in the Indenture to be performed by the Company;

     WHEREAS, Section 9.1 of the Indenture provides that, to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained in the Indenture and in the Securities, a supplemental indenture may be entered into without the consent of any Holders of Securities;

     WHEREAS, in accordance with the terms of Section 8.1 of the Indenture, the Successor Company and the Trustee desire to enter into this First Supplemental Indenture; and

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Successor Company, in accordance with its terms, and a valid amendment of and supplement to the Indenture have been done.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

          1. The Successor Company expressly assumes the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every obligation in the Indenture on the part of the Company to be performed or observed.
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          2.  The Successor Company shall succeed to, and be substituted for, and may exercise every right or power of, the Company under the Indenture with the same effect as if the Successor Company had been named as the Company in the Indenture.

     Capitalized terms used herein, but not otherwise defined herein, shall have the meanings given them in the Indenture.

     Except as specifically amended or supplemented by this First Supplemental Indenture, the Indenture shall remain and continue in full force and effect, and this First Supplemental Indenture shall form a part of the Indenture for all purposes.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Successor Company and the Trustee have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and the seal of the Successor Company and the Trustee duly attested to be hereunto affixed all as of the day and year first above written.



                              RYERSON TULL, INC. (formerly known as
                              "Inland Steel Industries, Inc.")


                              By:   /s/ Jay M. Gratz
                                   -------------------------------------------
[SEAL]
                              Name:  Jay M. Gratz
                              Title: Vice President



                              THE BANK OF NEW YORK, as Trustee


                              By: /s/ Mary La Gumina
                                 ----------------------------------------------
[SEAL]
                              Name:  Mary La Gumina
                              Title: Assistant Vice President